Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of TIAA-CREF Funds of our report dated May 28, 2026, relating to the financial statements and financial highlights of Nuveen Bond Index Fund, Nuveen Core Bond Fund, Nuveen Core and Impact Bond Fund (formerly Nuveen Core Impact Bond Fund), Nuveen Core Plus Bond Fund, Nuveen 5-15 Year Laddered Tax Exempt Bond Fund, Nuveen Green Bond Fund, Nuveen High Yield Fund, Nuveen Short Duration and Impact Bond Fund (formerly Nuveen Short Duration Impact Bond Fund), Nuveen Short Term Bond Fund, Nuveen Short Term Bond Index Fund and Nuveen Money Market Fund, which appears in TIAA-CREF Fund’s’ Certified Shareholder Report on Form N-CSR for the year ended March 31, 2026. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm", “Experts” and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

July 24, 2026